                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports noted below included in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Precision Partners, Inc. for the registration of $100,000,000 of Senior Subordinated Notes due 2009:

       Company                           Period                 Date of Report
       -------                           ------                 --------------
Precision Partners, Inc.        Year Ended December 31,         March 27, 2000
                                1999 and the Period from
                                   September 9, 1998
                              (Inception) to December 31,
                                          1998

Mid State Machine               Nine month period ended        January 19, 1999
Products                           September 30, 1998

General Automation, Inc.      Period from January 1, 1999       March 10, 2000
                                 to March 19, 1999 and
                                Years Ended December 31,
                                     1998 and 1997

Certified Fabricators, Inc.     Period from November 1,         March 10, 2000
and Calbrit Design, Inc.       1998 to March 19, 1999 and
                                the Years Ended October
                                   31, 1998 and 1997

Nationwide Precision          Period from June 1, 1998 to     February 25, 2000
Products Corp.                       March 19, 1999

Gillette Machine & Tool        Period from March 1, 1999        March 10, 2000
Co., Inc.                          to August 31, 1999


                                                /s/ Ernst & Young LLP

May 2, 2000
Dallas, Texas